Exhibit 99.1

SHAREHOLDERS WRITTEN CONSENT in lieu of shareholder meeting

The undersigned, being the holder of a majority of the voting power of FBEC WORLDWIDE, INC. (the “Company”) acting pursuant to the Laws of the State of Wyoming, corporate bylaws, and any other applicable laws, hereby adopts the following resolutions by Written Consent in lieu of Meeting:

REMOVAL OF DIRECTORS:	IT IS RESOLVED that all current members of the Board of Directors are hereby removed, specifically Robert Sand, shall be removed as members of the Board, and

APPOINTMENT OF DIRECTOR:	IT IS FURTHER RESOLVED that ADAM HEIMANN shall be appointed to operate as Director for the ensuing year, and

APPOINTMENT OF DIRECTOR:	IT IS FURTHER RESOLVED that JASON SPATAFORA shall be appointed to operate as Director for the ensuing year.

The resolutions adopted by virtue of this Written Consent of the Shareholders shall have the same force and effect as if adopted at a meeting of said Shareholders pursuant to the laws of the State of Wyoming and applicable bylaws.

This Consent may be executed in counterpart form. Each counterpart is to be read as an original document and all such counterparts are to be deemed as representing the same document.

A telecopied transmission of this consent signed by the person named below shall be sufficient to establish the signature of such person and to constitute the consent in writing of such person to the foregoing resolutions.

IN WITNESS WHEREOF, dated this 10th day of September, 2015.

/s/ Adam Heimann

Vinyl Groove Productions, Inc.

Adam Heimann, President

(66.7% of the outstanding voting rights)